UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Dillard’s Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DILLARD’S, INC.

PROXY STATEMENT

DILLARD’S, INC.

POST OFFICE BOX 486

LITTLE ROCK, ARKANSAS 72203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2006

PROXY STATEMENT

DILLARD’S, INC.

POST OFFICE BOX 486

LITTLE ROCK, ARKANSAS 72203

TO THE HOLDERS OF CLASS A AND	Little Rock, Arkansas
CLASS B COMMON STOCK:	April 20, 2006

Notice is hereby given that the annual meeting of Stockholders of Dillard’s, Inc., will be held at the Dillard’s, Inc. Corporate Office, 1600 Cantrell Road, Little Rock, Arkansas on Saturday, May 20, 2006, at 9:30 a.m. for the following purposes:

1.	To elect 12 Directors of the Company (four Directors to represent Class A Stockholders and eight Directors to represent Class B Stockholders).

2.	To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the independent public accountants of the Company for 2006.

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on March 31, 2006, will be entitled to notice of, and to vote at, the meeting. This Proxy Statement and the enclosed proxy are being first mailed to Dillard’s, Inc. shareholders on or about April 20, 2006.

Your participation in the meeting is earnestly solicited. If you do not expect to be present in person at the meeting, please sign, date, and fill in the enclosed Proxy and return it by mail in the enclosed envelope to which no postage need be affixed if mailed in the United States of America.

By Order of the Board of Directors

PAUL J. SCHROEDER, JR.

Vice President,

General Counsel,

Secretary

DILLARD’S, INC.

POST OFFICE BOX 486

LITTLE ROCK, ARKANSAS 72203

Telephone (501) 376-5200

April 20, 2006

PROXY STATEMENT

The enclosed Proxy is solicited by and on behalf of the management of Dillard’s, Inc. (the “Company”), a Delaware corporation, for use at the annual meeting of stockholders to be held on Saturday, May 20, 2006, at 9:30 a.m. at the Dillard’s Corporate Office, 1600 Cantrell Road, Little Rock, Arkansas, or at any adjournment or adjournments thereof.

Any stockholder giving a Proxy has the power to revoke it, at any time before it is voted, by written revocation delivered to the Secretary of the Company. Proxies solicited herein will be voted in accordance with any directions contained therein, unless the Proxy is received in such form or at such time as to render it ineligible to vote, or unless properly revoked. If no choice is specified, the shares will be voted in accordance with the recommendations of the Board of Directors as described herein.

If matters of business other than those described in the Proxy properly come before the meeting, the persons named in the Proxy will vote in accordance with their best judgment on such matters. The Proxies solicited herein shall not confer any authority to vote at any meeting of stockholders other than the meeting to be held on May 20, 2006, or any adjournment or adjournments thereof.

The cost of soliciting Proxies will be borne by the Company. The Company will reimburse brokers, custodians, nominees and other fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners of shares. In addition to solicitation by mail, certain officers and employees of the Company may solicit Proxies by telephone, telegraph and personally. These persons will receive no compensation other than their regular salaries. The Company has retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. The fees of such firm are not expected to exceed $8,500.

OUTSTANDING STOCK; VOTING RIGHTS;

VOTE REQUIRED FOR APPROVAL

The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on March 31, 2006, will be entitled to notice of, and to vote at, the meeting. At that date, there were 75,304,162 shares of Class A Common Stock outstanding and 4,010,929 shares of Class B Common Stock outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of the record date is required to establish a quorum at the annual meeting.

Each holder of Class A Common Stock and each holder of Class B Common Stock shall be entitled to one vote on the matters presented at the meeting for each share standing in his name except that the holders of Class A Common Stock are empowered as a class to elect one-third of the Directors and the holders of Class B Common Stock are empowered as a class to elect two-thirds of the Directors. Stockholders will not be allowed to vote for a greater number of nominees than those named in this proxy statement. Nominees for director of each class, to be elected, must receive a plurality of the votes cast within that class. Cumulative voting for Directors is not permitted.

If a quorum is present, the vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and having voting power is required for ratification of the appointment of Deloitte & Touche LLP as Dillard’s independent auditors.

Under Delaware General Corporate Law, if shares are held by a broker that has indicated that it does not have discretionary authority to vote on a particular matter without instructions from you under the New York Stock Exchange listing standards (“broker non-votes”), those shares will not be considered as present and entitled to vote with respect to that matter, but such shares will be counted with respect to determining whether a quorum is present. Abstentions will not be counted as votes cast for election of directors and with respect to the ratification of the appointment of the independent public accountants. Abstentions will have the effect of a vote against such proposals.

The last date for the acceptance of Proxies by management is the close of business on May 19, 2006 and no Proxy received after that date will be voted by management at the meeting.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth certain information regarding persons known to the Company to beneficially own five percent (5%) or more of a class of the Company’s outstanding voting securities as of the close of business on January 28, 2006.

Name and Address	Class	No. of Shares Owned		Percent Of Class (1)
Dillard’s, Inc. Retirement Trust 1600 Cantrell Road Little Rock, AR 72201	Class A	12,020,605	(2)	16.0%

Dodge & Cox 555 California St., 40th Floor San Francisco, CA 94014	Class A	10,242,529	(2)	13.6%

Donald Smith & Co., Inc. 152 West 57th Street New York, NY 10019	Class A	7,516,750	(2)	10.0%

Goldman Sachs Asset Management, L.P. 85 Broad Street New York, NY 10004	Class A	7,092,029	(2)	9.4%

W.D. Company, Inc. (3) 1600 Cantrell Road Little Rock, Arkansas 72201	Class A Class B	41,496 3,985,776		99.4	* %

* Denotes less than 0.1%

(1)	At January 28, 2006 there were a total of 75,283,433 shares of the Company’s Class A Common Stock and 4,010,929 shares of the Company’s Class B Common Stock outstanding.

(2)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

(3)	William Dillard II, Chief Executive Officer of the Company, Alex Dillard, President, and Mike Dillard, Executive Vice President, are officers and directors of W.D. Company, Inc. and own 27.4%, 27.9% and 26.3%, respectively, of the outstanding voting stock of W.D. Company, Inc.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets for the number of shares of Class A and Class B Common Stock of the Company beneficially owned by each director, each nominee, each of the executive officers named under “Compensation of Directors and Executive Officers” and the directors and executive officers, as a group, as of March 31, 2006:

	Class A Shares			Class B Shares
Name	Amount (1)		% of Class	Amount (1)		% of Class
Robert C. Connor	57,618	(2)	.1%	—		*
Drue Corbusier	835,500	(3)	1.1%	—		*
Will D. Davis	57,513	(4)	.1%	—		*
Alex Dillard (5)	2,218,620	(6)	2.9%	3,985,776	(6)	99.4%
Mike Dillard (5)	1,477,586	(6)	1.9%	3,985,776	(6)	99.4%
William Dillard II (5)	1,996,826	(6)	2.6%	3,985,776	(6)	99.4%
James I. Freeman	801,163	(7)	1.1%	—		*
John Paul Hammerschmidt	47,066	(8)	.1%	—		*
Peter R. Johnson	29,536	(9)	*	—		*
Warren A. Stephens	37,536	(10)	*	—		*
William H. Sutton	58,602	(11)	.1%	—		*
J.C. Watts, Jr.	32,536	(12)	*	—		*
All Directors & Executive Officers as a Group (a total of 19 persons)	8,410,507	(13) (14)	10.4%	3,985,776	(13)	99.4%

* Denotes less than 0.1%

(1)	Based on information furnished by the respective individuals.

(2)	Includes nine shares owned by his wife. Robert C. Connor owns 21,250 shares of Class A Common Stock and has the right to acquire beneficial ownership of 36,359 shares pursuant to currently exercisable options granted under Company stock option plans.

(3)	Drue Corbusier owns 255,319 shares of Class A Common Stock, is a beneficiary of 6,029 shares held in trust, she has the sole voting power with respect to 4,100 shares held in trust for a child, and has the right to acquire beneficial ownership of 570,052 shares pursuant to currently exercisable options granted under Company stock option plans. She owns 7.3% of the outstanding voting stock, of W.D. Company, Inc., but is not an officer or director. Therefore she is not deemed to have a beneficial interest in any Dillard’s, Inc. shares owned by W.D. Company, Inc.

(4)	Will D. Davis owns 21,168 shares of Class A Common Stock and has the right to acquire beneficial ownership of 36,345 shares pursuant to currently exercisable options granted under Company stock option plans.

(5)	William Dillard II, Alex Dillard and Mike Dillard are directors and officers of W. D. Company, Inc. and own 27.4%, 27.9% and 26.3%, respectively, of the outstanding voting stock of such company.

(6)	Includes 41,496 shares of Class A Common Stock and 3,985,776 of Class B Common Stock owned by W. D. Company, Inc., in which shares William Dillard II, Alex Dillard and Mike Dillard are each deemed to have a beneficial interest due to their respective relationships with W. D. Company, Inc. See “Principal Holders of Voting Securities.” William Dillard II individually owns 770,822 shares of Class A Common Stock, is a beneficiary of 4,719 shares held in trust, and has the right to acquire beneficial ownership of 1,179,789 shares pursuant to currently exercisable options granted under Company stock option plans. Alex Dillard and his wife individually own 613,766 and 36,000 shares, respectively, of Class A Common Stock; he has sole voting power with respect to 29,434 shares held in trust for two minor children, he has shared voting power with respect to 321,229 shares held in trust and has the right to acquire beneficial ownership of 1,176,695 shares pursuant to currently exercisable options granted under Company stock option plans. Mike Dillard individually owns 428,942 shares of Class A Common Stock; his wife has sole voting power with respect to 610 shares held in trust for two minor children; he has sole voting power with respect to 50,055 shares held in trust for three minor children, he has shared voting power with respect to .321,229 shares held in trust and has the right to acquire beneficial ownership of 635,254 shares pursuant to currently exercisable options granted under Company stock option plans.

(7)	James I. Freeman owns 191,395 shares of Class A Common Stock, has sole voting power with respect to 6,050 shares held in trust for a minor child and has the right to acquire beneficial ownership of 603,718 shares pursuant to currently exercisable options granted under Company stock option plans.

(8)	John Paul Hammerschmidt owns 10,189 shares of Class A Common Stock and has the right to acquire beneficial ownership of 36,877 shares pursuant to currently exercisable options granted under Company stock option plans.

(9)	Peter R. Johnson owns 4,536 shares of Class A Common Stock and has the right to acquire beneficial ownership of 25,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(10)	Warren A. Stephens owns 7,536 shares of Class A Common Stock in trust and has the right to acquire beneficial ownership of 30,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(11)	William H. Sutton owns 21,904 shares of Class A Common Stock and has the right to acquire beneficial ownership of 36,698 shares pursuant to currently exercisable options granted under Company stock option plans.

(12)	J.C. Watts, Jr. owns 7,536 shares of Class A Common Stock in trust and has the right to acquire beneficial ownership of 25,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(13)	The shares in which William Dillard II, Alex Dillard and Mike Dillard are deemed to have a beneficial interest due to their respective relationships with W. D. Company, Inc. have been included in this computation only once and were not aggregated for such purpose.

(14)	Includes the right to acquire beneficial ownership of 5,304,531 shares pursuant to currently exercisable options granted under Company stock option plans.

PROPOSAL 1. ELECTION OF DIRECTORS

Four Directors representing Class A Stockholders and eight Directors representing Class B Stockholders are to be elected by the Class A Stockholders and the Class B Stockholders, respectively, at the annual meeting for a term of one year and until the election and qualification of their successors. The Proxies solicited hereby will be voted “FOR” the election as Directors of the 12 persons hereinafter identified under “Nominees for Election as Directors” if not specified otherwise. Management does not know of any nominee who will be unable to serve, but should any nominee be unable or decline to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute or substitutes. Management has no reason to believe that any substitute nominee will be required.

In 1998, the Company adopted a resolution amending its by-laws to provide that nominations to represent Class A stockholders shall be of independent persons only. For these purposes, independent shall mean a person who: has not been employed by the Company or an affiliate in any executive capacity within the last five years; was not, and is not a member of a corporation or firm that is one of the Company’s paid advisers or consultants; is not employed by a significant customer, supplier or provider of professional services; has no personal services contract with the Company; is not employed by a foundation or university that receives significant grants or endowments from the Company; is not a relative of the management of the Company; is not a shareholder who has signed shareholder agreements legally binding him to vote with management; and is not the chairman of a company on which Dillard’s, Inc. Chief Executive Officer is also a board member.

All of the nominees to represent Class A Stockholders listed below qualify as independent persons as defined in the above resolution.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE

ELECTION AS DIRECTORS OF THE 12 PERSONS HEREINAFTER IDENTIFIED.

NOMINEES FOR ELECTION AS DIRECTORS

The following table briefly indicates the name, principal occupation and age of each nominee, as well as the year each nominee first was elected as a Director. The table also indicates which class of common stock that each nominee will be representing.

Name	Age	Principal Occupation	Director Since	Class
Robert C. Connor	64	Investments	1987	(a	)

Drue Corbusier	59	Executive Vice President of the Company	1994	(b	)

Will D. Davis	76	Partner, Heath, Davis & McCalla, Attorneys, Austin, TX	1972	(a	)

Alex Dillard	56	President of the Company	1975	(b	)

Mike Dillard	54	Executive Vice President of the Company	1976	(b	)

William Dillard II	61	Chief Executive Officer of the Company	1967	(b	)

James I. Freeman	56	Senior Vice President and Chief Financial Officer of the Company	1991	(b	)

John Paul Hammerschmidt	83	Retired Member of Congress	1992	(a	)

Peter R. Johnson	58	Chairman, PRJ Holdings, Inc.	2004	(a	)

Warren A. Stephens	49	President and Chief Executive Officer, Stephens Group, Inc. and Stephens Inc., Little Rock, AR	2002	(b	)

William H. Sutton	75	Of Counsel, Friday, Eldredge & Clark, Attorneys, Little Rock, AR	1994	(b	)

J. C. Watts, Jr.	48	Former Member of Congress & Chairman of the J.C. Watts Companies	2003	(b	)
(a)	Class A Nominee
(b)	Class B Nominee

The following nominees for director also hold directorships in the designated companies:

Name	Director of

William Dillard, II	Acxiom Corporation and Barnes & Noble, Inc.

John Paul Hammerschmidt	First Federal Bank of Arkansas and Southwestern Energy Co.

Warren A. Stephens	Alltel Corporation, Stephens Group, Inc. and Stephens Inc.

J.C. Watts, Jr.	Burlington Northern Santa Fe Corporation, Clear Channel Communications, Inc. and Terex Corporation

The business associations of the nominees as shown in the table under “Nominees for Election as Directors” have been continued for more than five years, except for the following: Mr. Johnson was the Chairman of QuickResponse Services, Inc. from 1994 through 2002. Mr. Sutton retired as Managing Partner of Friday, Eldredge and Clark in 2005. Mr. Watts retired from Congress in 2003. Each nominee for Director was elected to the Board of Directors at the annual meeting of stockholders held May 21, 2005.

The Board of Directors met four times during the Company’s last fiscal year, on February 26, May 21, August 27 and November 12, 2005.

Audit Committee members are Robert C. Connor, Chairman, John Paul Hammerschmidt, Peter R. Johnson and J.C. Watts, Jr. The Audit Committee held ten meetings during the year.

The Stock Option and Executive Compensation Committee members are Robert C. Connor; Will D. Davis, Chairman and Warren A. Stephens. The Stock Option and Executive Compensation Committee held three meetings during the year.

Dillard’s, Inc. qualifies as a “controlled company” under the corporate governance rules of the New York Stock Exchange due to the ownership by W.D. Company of shares of Class B Common Stock allowing it to cast more than 50% of votes eligible to be cast for the election of the two-thirds of the Directors of the Company that are elected by Class B Stockholders. In accordance with a provision in NYSE rules for controlled companies, the Company has elected not to comply with NYSE corporate governance rules that provide for (i) a majority of independent directors or (ii) a nominating/corporate governance committee comprised solely of independent directors. However, the Stock Option and Executive Compensation Committee has adopted a written charter and otherwise complies with the requirements of NYSE Rule 303A.05, “Corporate Governance Standards for Compensation Committees.”

Based on the foregoing exemption for controlled companies, the Company is not required to and does not have a nominating/corporate governance committee. The Board of Directors of the Company formally nominated all of the nominees for Director.

All of the nominees for director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the board on which they served, except for Warren A. Stephens and J.C. Watts, Jr. who were each in attendance at 71% of such meetings. Dillard’s, Inc. has a policy, which encourages each board member to attend the annual stockholders’ meeting. Each member of the board of directors was in attendance at the annual meeting of stockholders on May 21, 2005, except for Robert C. Connor who was absent due to illness.

The Board has determined that each of the Class A Directors, as well as J.C. Watts, Jr. and Warren Stephens who serve as Class B Directors, qualify as independent directors in accordance with the NYSE corporate governance rules. In making its independence determinations, the Board considered the following relationship with the Company and determined such relationship was not material and would not affect the director’s independence: Payments made by the Company for advertising to newspapers owned by Stephens Media Group. These payments were less than 2% of Stephens Media Group’s annual revenue.

The Board has designated Will D. Davis to act as the presiding director of executive sessions to be held on a regular basis by non-management members of the Board. You may contact any Board member, or the entire Board, at any time. Your communication should be sent to the “Presiding Member of Non Management Members of the Board of Directors” or “Non Management Members of the Board of Directors” at 1600 Cantrell Road, Little Rock, AR 72201.

The Board has adopted Corporate Governance Guidelines, and each of the Audit Committee and Compensation Committee has adopted a written charter. The Board has also adopted a Code of Conduct that applies to all Company employees including the Company’s Directors, CEO and senior financial officers. The current version of these corporate governance documents is available free of charge on the Company’s Web site at www.dillards.com and are available in print to any shareholder who requests copies by contacting Julie J. Bull, Director of Investor Relations, at 1600 Cantrell Road, Little Rock, AR 72201.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cash and Other Compensation

The following table sets forth, for the fiscal years indicated, the cash and other compensation provided by the Company and its subsidiaries to the Chief Executive Officer and each of the four most highly compensated executive officers (the “named executive officers”) of the Company in all capacities in which they served.

Summary Compensation Table

Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Restricted Stock Award(s)($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)(2)

William Dillard II Chief Executive Officer	2005 2004 2003	$740,000 710,000 710,000	$590,666 1,830,000 0	— — —	— — —	500,000 0 0	— — —	$281,483 104,858 186,650

Alex Dillard President	2005 2004 2003	650,000 620,000 620,000	590,666 1,830,000 0	— — —	— — —	500,000 0 0	— — —	271,583 88,983 205,240

Mike Dillard Executive Vice President	2005 2004 2003	560,000 540,000 540,000	285,149 854,000 0	— — —	— — —	300,000 0 0	— — —	154,429 75,074 106,181

Drue Corbusier Executive Vice President	2005 2004 2003	520,000 500,000 500,000	285,149 854,000 0	— — —	— — —	300,000 0 0	— — —	150,028 55,158 125,050

James I. Freeman Senior Vice President and Chief Financial Officer	2005 2004 2003	540,000 500,000 500,000	285,149 732,000 0	— — —	— — —	300,000 0 0	— — —	138,598 51,858 143,750

(1)	In accordance with SEC rules, no disclosure is made of perquisites or other personal benefits in any fiscal year in which the value received by a named executive officer is the lesser of $50,000 or ten percent of the total annual salary and bonus for the officer during that fiscal year.

(2)	Amounts represent the Company’s defined contributions for the benefit of the named executive officers pursuant to its Retirement Plans.

Stock Option Grants

The following table sets forth information concerning stock options granted under the Company’s 2000 Stock Option Plan to the named executive officers:

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Number of Securities Underlying Options/ SARs Granted(#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)

William Dillard II	500,000	16.6%	$25.74	1/24/2016	$8,094,500	$20,512,500

Alex Dillard	500,000	16.6	25.74	1/24/2016	8,094,500	20,512,500

Mike Dillard	300,000	9.9	25.74	1/24/2016	4,856,700	12,307,500

Drue Corbusier	300,000	9.9	25.74	1/24/2016	4,856,700	12,307,500

James I. Freeman	300,000	9.9	25.74	1/24/2016	4,856,700	12,307,500

Stock Option Exercises and Holdings

The following table sets forth information concerning stock options exercised during the last fiscal year and stock options held as of the end of the last fiscal year by the named executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FY-END OPTION/SAR VALUES

(a)	(b)	(c)	(d)		(e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the- Money Options/SARs at FY-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

William Dillard II	450,000	$705,750	1,326,615	0	$0	0

Alex Dillard	450,000	816,000	1,322,616	0	0	0

Mike Dillard	250,000	373,500	733,137	0	0	0

Drue Corbusier	210,322	392,323	660,325	0	70,698	0

James I. Freeman	83,482	86,404	688,438	0	0	0

(1)	Represents the amount by which the market price at fiscal year end of the shares underlying unexercised options exceeds the exercise price for such shares.

Equity Compensation Plans

The following table provides information as of January 28, 2006 with respect to the shares of Dillard’s, Inc. Class A Common Stock that may be issued under the Company’s equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise prices of outstanding options	Number of securities available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders (1)	5,099,591	$25.26	7,896,306

Equity compensation plans not approved by shareholders	0	0	0

Total	5,099,591	$25.26	7,896,306

(1)	Includes 1998 Incentive and Nonqualified Stock Option Plan, 2000 Incentive and Nonqualified Stock Option Plan, Stock Purchase Plan, Stock Bonus Plan and the 2005 Non-Employee Director Restricted Stock Plan.

Pension Plan

The following table shows the estimated annual benefits payable pursuant to the Company’s pension plan to persons in specified compensation and years of service categories upon retirement.

Pension Plan Table

Years of Service

Compensation	15	20	25	30	35
$500,000	$ 92,723	$123,630	$154,538	$185,445	$216,353
750,000	148,973	198,630	248,288	297,945	347,603
1,000,000	205,223	273,630	342,038	410,445	478,853
1,250,000	261,473	348,630	435,788	522,945	610,103
1,500,000	317,723	423,630	529,538	635,445	741,353
1,750,000	373,973	498,630	623,288	747,945	872,603
2,000,000	430,223	573,630	717,038	860,445	1,003,853
2,250,000	486,473	648,630	810,788	972,945	1,135,103
2,500,000	542,723	723,630	904,538	1,085,445	1,266,353
2,750,000	598,973	798,630	998,288	1,197,945	1,397,603

A participant’s compensation covered by the Company’s pension plan is his average salary and bonus (as reported in the Summary Compensation Table) for the highest three years of his employment with the Company. The highest three years of salary and bonus for the named executive officers are fiscal 2004, 2002 and 1999. The salary and bonus for fiscal 2002 for the named executive officers is William Dillard II, $2,085,000; Alex Dillard, $1,995,000; Mike Dillard, $1,210,000; Drue Corbusier, $1,145,000 and James I. Freeman, $1,232,000. The salary and bonus for fiscal 1999 for the named executive officers is William Dillard II, $2,015,000; Alex Dillard, $1,925,000; Mike Dillard, $1,185,000; Drue Corbusier, $1,100,000 and James I. Freeman, $1,055,000. The credited years of service for each of the named executive officers is as follows: William Dillard II, 37 years; Alex Dillard, 34 years; Mike Dillard, 34 years; Drue Corbusier, 37 years; and James I. Freeman, 17 years. Benefits shown are computed as a single life annuity with five years term certain beginning at age 65 and are not subject to deduction for social security or other offset amounts.

Compensation of Directors

Directors who are not officers of the Company each receive an annual retainer of $45,000 as well as 2,000 restricted shares of Class A Common Stock. In addition, committee chairmen receive an annual retainer of $20,000. Directors who are not officers also receive $2,500 for attendance at each board meeting, $2,500 for each audit committee meeting, $1,500 for other committee meetings, and actual travel expenses. Directors who are not officers also received a stock option grant of 25,000 shares on January 24, 2006.

Report of the Stock Option and Executive Compensation Committee

The following report addressing the Company’s compensation policies for executive officers for fiscal 2005 is submitted by the Stock Option and Executive Compensation Committee (the “Compensation Committee”) of the Board of Directors.

General

The Compensation Committee, which is composed of directors who are independent as defined under the listing standards of the New York Stock Exchange, establishes policies relating to the compensation of certain employees and oversees the administration of the Company’s employee benefit plans. The compensation program of the Company has been designed (1) to provide compensation opportunities that are equivalent to those offered by comparable companies, thereby allowing the Company to compete for and retain talented executives who are critical to the Company’s long-term success, (2) to motivate key senior officers by rewarding them for attainment of profitability of the Company, and (3) to align the interests of executives with the long-term interests of stockholders by awarding stock options to executives as part of the compensation provided to them.

In order to develop a competitive compensation package for the executive officers of the Company, the Compensation Committee compares the Company’s compensation package with those of a comparison group. The comparison group is composed of department stores, specialty stores and other public companies that were family-founded and continue to be family-managed. Not all of the companies in the comparison group are included in the Standard & Poor’s Supercomposite Department Stores Index. The Compensation Committee believes that the companies in the comparison group are comparable to the Company in management style and management culture. Although the Compensation Committee has made these comparisons, it also has taken into account that as the Company has grown in size, the number of senior executives has not grown proportionately, so that the number of senior executives retained by the Company is lower than the number of senior executives at other companies of similar size.

The Company’s compensation program for fiscal 2005 consisted primarily of salary, annual cash performance bonus based on the profitability of the Company, and long-term incentive opportunities in the form of stock options. The compensation program is focused both on short-term and long-term performance of the Company, rewarding executives for both achievement of profitability and growth in stockholder value. The Company’s executive officers are also eligible to participate in (1) the Company’s Retirement Plan, a defined contribution plan whereby they can make a five percent contribution to the plan which will be 100% matched by the Company, with the contributions being used to purchase Company stock, (2) the Company’s Stock Purchase Plan to which participants may make contributions only to the extent that they were prevented from contributing to the Retirement Plan because of the nondiscrimination rules and dollar limitations of the Internal Revenue Code, with the contributions being used to purchase Company stock and (3) the Company’s Stock Bonus Plan which provides a stock award equal to 6% of the participant’s total compensation (salary and bonus) in excess of $15,000 (less applicable withholding) divided by the current fair market value per share on the date that the stock bonus is granted.

Salary—Each year the Compensation Committee establishes the salary for all executive officers. Such salaries are set at the discretion of the Compensation Committee and are not specifically related to any company performance criteria, as are both the cash performance bonus and stock option portions of the compensation program, which are discussed below. The Compensation Committee considers the aggregate compensation and benefits of the executive officers and does, however, base any increase in salary on targets based on a regression analysis of salaries paid versus total revenues for the comparison group. For fiscal 2005, the salaries set by the Compensation Committee were below the target salaries produced by this analysis.

Cash Performance Bonus—Cash performance bonuses may be paid annually to senior management. For bonuses to be paid, however, the Company must have income before federal and state income taxes (“pre-tax income”) for the fiscal year. The Compensation Committee, within ninety (90) days after the start of a fiscal year, designates those individuals in senior management eligible to receive a cash performance bonus. Bonuses are paid at the conclusion of a fiscal year from a bonus pool, which is equal to one and one-half percent (1-1/2%) of the Company’s pre-tax income plus three and one-half (3-1/2%) of the increase in pre-tax income over the prior fiscal year. When the Compensation Committee designates the individuals eligible to participate in the cash performance bonus program, it also designates the percent of the bonus pool each individual will be entitled to receive. The Compensation Committee retains at all times the authority to adjust downward the amount of bonus any individual may receive pursuant to the above-described formula. For fiscal 2005, the Company experienced a pre-tax income of $135,785,000 and no increase in pre-tax income.

Stock Options—Stock option grants under the Company’s 2000 Incentive and Non-Qualified Stock Option Plan are utilized by the Company for long-term incentive compensation for executive officers. These stock option grants relate their compensation directly to the performance of the Company’s stock. The exercise price for the options granted is one hundred percent (100%) of the fair market value of the shares underlying such options on the date of grant and have value to the executive officers only if the Company’s stock price increases. The options are exercisable on or after January 24, 2006. When making the option grants, the Compensation Committee considered that no options had been granted since 2002, but did not take into consideration the number of options already held by an executive officer.

As discussed in previous Compensation Committee Reports, the Omnibus Budget Reconciliation Act of 1993 prevents public corporations from deducting as a business expense that portion of compensation exceeding $1 million paid to a named executive officer in the Summary Compensation Table. This deduction limit does not apply to “performance-based compensation.” The Compensation Committee believes that the necessary steps have been taken to qualify as performance-based compensation the compensation paid under the cash performance bonus and stock option portions of the Company’s compensation program.

Chief Executive Officer

In setting the Chief Executive Officer’s compensation, the Compensation Committee makes the same determination with regard to salary, cash performance bonus and stock options as discussed above for the other named executive officers. For fiscal 2005, the Compensation Committee slightly increased the Chief Executive Officer’s salary over the prior fiscal year. This resulted in a salary lower than the target salary produced by the regression analysis discussed above.

Robert C. Connor

Warren A. Stephens

Will D. Davis, Chairman

Company Performance

The graph below compares for each of the last five fiscal years the cumulative total returns on the Company’s Class A Common Stock, the Standard & Poor’s 500 Index and the Standard & Poor’s Supercomposite Department Stores Index. The cumulative total return on the Company’s Class A Common Stock assumes $100 invested in such stock on February 4, 2001 and assumes reinvestment of dividends.

	2000	2001	2002	2003	2004	2005
Dillard’s, Inc.	$100	$80.05	$84.62	$96.81	$149.17	$149.31
S&P 500	100	83.81	64.93	87.45	92.13	102.87
S&P Supercomposite Department Stores	100	106.97	73.83	103.15	121.22	144.82

CERTAIN RELATIONSHIPS AND TRANSACTIONS

William Dillard II, Drue Corbusier, Alex Dillard and Mike Dillard are siblings.

Mr. William H. Sutton is of Counsel with the law firm Friday, Eldredge & Clark, which is retained by the Company for legal services. He was Managing Partner of the firm until his retirement in 2005.

Denise Mahaffy, a Vice President of the Company, is a sibling of William Dillard II, Drue Corbusier, Alex Dillard and Mike Dillard. For fiscal 2005, the Company paid Denise Mahaffy total salary and bonus of $390,577. During fiscal 2005, the Company also made defined contributions for the benefit of Denise Mahaffy in the amount of $36,563 pursuant to its benefit plans. William Dillard III, a Vice President of the Company, is the son of William Dillard II. For fiscal 2005, the Company paid William Dillard III total salary and bonus of $238.269. During fiscal 2005, the Company also made defined contributions for the benefit of William Dillard III in the amount of $23,989 pursuant to its benefit plans. Todd Dillard, an employee of the Company, is the son of William Dillard II. For fiscal 2005, the Company paid Todd Dillard total salary and bonus of $72,384.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Class A Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of stock of the Company.

To the Company’s knowledge, based solely on a review of copies of reports provided by such individuals to the Company and written representations of such individuals that no other reports were required, during the fiscal year ended January 28, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. Each of the members of the Audit Committee qualifies as an “independent” director under the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange listing standards relating to audit committees. The Board of Directors has determined that Peter R. Johnson is an audit committee financial expert and is independent of management as defined by rules of the Securities and Exchange Commission. The designation as an audit committee financial expert does not impose any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed by being a member of the audit committee or board of directors. The Audit Committee held ten meetings during the year.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended January 28, 2006 with management and the independent auditors, Deloitte & Touche LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The discussions with Deloitte & Touche LLP included the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees) and Deloitte & Touche LLP’s independence. Deloitte & Touche LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditor’s independence.

Based upon the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for the year ended January 28, 2006 and that Deloitte & Touche LLP be appointed independent auditors for the Company for 2006.

Robert C. Connor, Chairman

John Paul Hammerschmidt

Peter R. Johnson

J.C. Watts, Jr.

PROPOSAL 2. RATIFICATION OF THE SELECTION OF THE COMPANY’S

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors recommends to the stockholders that they ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending February 3, 2007.

In the event that the stockholders fail to ratify the appointment, the Audit Committee will consider the view of the stockholders in determining its selection of the Company’s independent public accountants for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and the stockholders.

A representative of Deloitte & Touche LLP will be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR PROPOSAL NO. 2.

INDEPENDENT ACCOUNTANT FEES

The following table shows the fees billed by Deloitte & Touche LLP for the past two years for audit and other related fees:

	2005		2004
Audit Fees	$1,729,974		$1,311,590
Audit Related Fees	87,523	(1)	334,970	(2)
Tax Fees	0		32,500	(3)
All Other Fees	0		0

	$1,817,497		$1,679,060

(1)	Includes audits of Company sponsored employee benefit plans.

(2)	Includes readiness consulting regarding section 404 of the Sarbanes Oxley Act and audits of Company sponsored employee benefit plans.

(3)	Includes analysis and review of state income tax procedures and tax compliance.

The policy of the Audit Committee requires it to pre-approve all audit and non-audit services to be performed by the independent accountant. During 2005, the Audit Committee approved all of the services described above under the captions “Audit Related Fees,” “Tax Fees” and “All Other Fees” in accordance with this policy.

OTHER MATTERS

Management of the Company knows of no other matters that may come before the annual meeting. However, if any matters other than those referred to herein should properly come before the annual meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxy in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

The Company’s annual meeting of stockholders in 2007 is scheduled to be held on Saturday, May 19, 2007. If a stockholder intends to submit a proposal to be included in the Company’s proxy statement and form of proxy relating to the Company’s 2007 annual meeting of stockholders in accordance with Securities and Exchange Rule 14a-8, the proposal must be received by the Company at its principal executive offices not later than December 21, 2006. Such proposal must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement and related form of proxy for the annual meeting of shareholders in 2007.

Under the Company’s Bylaws, if a stockholder intends to submit a proposal at the annual meeting of stockholders in 2007, and such proposal is not intended to be included in the Company’s proxy statement and form of proxy relating to such meeting pursuant to SEC Rule 14a-8, the stockholder’s notice of such proposal (including certain information specified in the Bylaws), must be received by the Company’s Secretary at the principal executive office of the Company no earlier than January 20, 2007 and no later than February 19, 2007. If a stockholder fails to submit the proposal within such time period, the proposal will not be considered at the annual meeting of stockholders in 2007.

GENERAL

The Company’s annual report for the fiscal year ended January 28, 2006 is being mailed with this Proxy Statement but is not to be considered as a part hereof.

In some cases, where there are multiple stockholders at one address, only one annual report and proxy statement will be delivered, a procedure referred to as “householding.” Each stockholder will continue to receive a separate proxy card.

Stockholders who hold positions in street name through a broker or other nominee should either call ADP Investor Communication Services at 800-542-1061 or contact their broker or nominee if they have questions, require additional copies of the proxy statement or annual report, or wish either to give instructions to household or to revoke their decision to household.

Registered stockholders who own stock in their own name through certificate and have questions about householding, can contact the Company’s stock transfer agent, Registrar and Transfer Company, by phone at 800-368-5948 or by E-mail, info@rtco.com.

The material in this proxy statement under the captions “Compensation of Directors and Executive Officers—Report of the Stock Option and Executive Compensation Committee,” “—Company Performance,” and “Audit Committee Report” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER WHOSE PROXY IS SOLICITED UPON WRITTEN REQUEST TO:

DILLARD’S, INC.

Post Office Box 486

Little Rock, Arkansas 72203

Attention: James I. Freeman,

Senior Vice President,

Chief Financial Officer

By Order of the Board of Directors

PAUL J. SCHROEDER, JR.

Vice President, General Counsel,

Secretary

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Dillard’s, Inc.
Post Office Box 486
Little Rock, Arkansas 72203	PROXY	The undersigned hereby appoints
Telephone No. (501) 376-5200		William Dillard II and Paul J. Schroeder, Jr., or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, to represent and vote, as designated below, all the shares of the Class A Common Stock of Dillard’s, Inc., held of record by the undersigned on March 31, 2006, at the annual meeting of stockholders to be held on May 20, 2006, or any postponement or adjournment thereof.

1. ELECTION OF DIRECTORS.	☐ FOR all Class A nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all Class A Nominees.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)

Class A Nominees

Robert C. Connor * Will D. Davis * John Paul Hammerschmidt * Peter R. Johnson

The Board of Directors of the Company recommends voting FOR this proposal

2. RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2006.

The Board of Directors of the Company recommends voting FOR this proposal

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: , 2006
Signature

Signature, if jointly held

PLEASE MARK, SIGN, DATE AND RETURN

THE PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.